UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

May 9, 2018

Date of Report (Date of earliest event reported)

QUAKER CHEMICAL CORPORATION

(Exact name of Registrant as specified in its charter)

Commission File Number 001-12019

PENNSYLVANIA	No. 23-0993790
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Quaker Park

901 E. Hector Street

Conshohocken, Pennsylvania 19428

(Address of principal executive offices)

(Zip Code)

(610) 832-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 9, 2018, Quaker Chemical Corporation (“Quaker”) held its Annual Meeting of Shareholders. As of March 12, 2018, the record date for the 2018 Annual Meeting, 13,322,239 shares of Quaker’s common stock were outstanding, and the holders of those shares were entitled to cast one vote for each share held. Set forth below are the matters acted upon by the shareholders at the 2018 Annual Meeting and the final voting results of each such proposal.

Proposal No. 1 – Election of Directors

The shareholders elected three directors to serve a three-year term until the 2021 annual meeting of shareholders and until their respective successors are duly elected and qualified. The results of the vote were as follows:

Directors	For	Withhold	Broker Non-Votes
Michael F. Barry	11,758,414	173,141	812,237
Donald R. Caldwell	11,484,685	446,870	812,237
Jeffry D. Frisby	11,878,413	53,142	812,237

As a result of this election, Mr. Barry, who had been serving as a Class I director and had been nominated to fill a vacancy in Class II, will serve as a Class II director going forward and will cease to be a Class I director.

Proposal No. 2 – Ratification of Appointment of Independent Registered Public Accounting Firm for Fiscal Year 2018

The shareholders voted to ratify the appointment of PricewaterhouseCoopers LLP as Quaker’s independent registered public accounting firm for the fiscal year 2018. The results of the vote were as follows:

For	Against	Abstain
12,618,567	95,837	29,388

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUAKER CHEMICAL CORPORATION
Registrant

Date: May 9, 2018	By:	/s/ Robert T. Traub
Robert T. Traub
Vice President, General Counsel and Corporate Secretary